BYLAWS
                                       OF
                           FALMOUTH CO-OPERATIVE BANK


                                    ARTICLE I
                                  ORGANIZATION

         The name of this Bank shall be "Falmouth Co-operative Bank." Its main office shall be in the Town of Falmouth, Massachusetts, or such other location as the Board of Directors may designate. The Bank shall conduct the business of a co-operative bank and shall have and may exercise all the powers, privileges and authority now or hereafter conferred by applicable law.


                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the stockholders for elections of directors and other purposes shall be held on the third Tuesday in January at 5:00 p.m., commencing with January 21, 1997, at the main office of the Bank, unless a different hour or place within Massachusetts (or if permitted by applicable law, elsewhere in the United States) is fixed by the Board of Directors, the chairman of the board or the president. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Charter or by these Bylaws, may be specified by the Board of Directors, the chairman of the board or the president. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, or there may be action by unanimous written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

         SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the chairman of the board, the president or a majority of the directors then in office unless otherwise provided by law.

         SECTION 3. Notice of Meetings. A written notice of all regular and special meetings of stockholders shall state the place, date, hour and purposes of such meetings, and shall be given by the clerk or an assistant clerk (or other person authorized by these Bylaws or by law) by mailing notice thereof, at least seven days before the meeting, to each stockholder as of the record date for the meeting. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 4. Quorum. The holders of a majority in interest of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.


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At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Bank, and no vote for a fractional share. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         SECTION 6. Action of Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Bank shall not directly or indirectly vote any share of its own stock, provided however, that no provision of these Bylaws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an "employee stock ownership plan" as defined in section 409A of the Internal Revenue Code, as now or hereafter in effect.


                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. Powers. The business and affairs of the Bank shall be managed by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law, by the Charter or by these Bylaws.

         SECTION 2. Composition and Term. The Board of Directors shall be composed of: (i) those persons serving as directors of the Bank immediately prior to the effective date of these Bylaws until the respective expiration dates of their terms and until their successors are elected and qualified; and
(ii) as such terms expire, those persons who are elected as directors from time to time as provided herein. At least three-fourths of the directors shall be citizens of the Commonwealth of Massachusetts and resident therein. Each director, when appointed or elected, shall take an oath that he or she will faithfully perform the duties of his or her office and that he or she is the owner, in his or her own right and free from any lien or encumbrance, of the amount of stock required by this section. The oath shall be taken before a Notary Public or Justice of the

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Peace, who is not an officer of such corporation, and a record of the oath shall be made a part of the records of such corporation. The Board of Directors shall consist of not less than seven (7) nor more than twenty-five (25) individuals, the exact number to be fixed from time to time by a two-thirds vote of the stockholders at an annual meeting or special meeting in lieu thereof, and until determined by the stockholders at the first annual meeting of the converted Bank shall consist of twelve (12) individuals. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The appropriate class of directors shall be elected annually by the holders of the Bank's common and voting preferred stock, if any. Except as otherwise provided in these Bylaws, the members of each class shall be elected for a term of three years and until their successors are elected and qualified.

         SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution. The Board of Directors shall meet at least once in each calendar month at a place or places fixed from time to time by the Board of Directors.

         SECTION 4. Qualification. Each director shall have such qualifications as are required by applicable law. Each director shall own, in his own right and free of any lien or encumbrance, common stock of such corporation, having a par value, or a fair market value on the date the person became a director, of not less than one thousand dollars. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors elected by such persons.

         SECTION 6. Notice. Notice of any special meeting shall be given to each director in person or by telephone or sent to his business or home address by telegram at least 24 hours in advance of the meeting or by written notice mailed to his business or home address at least 48 hours in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the clerk of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meetings except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. When any Board of Directors' meeting either regular or special is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of

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an original  meeting.  It shall not be  necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Charter or by these Bylaws.

         SECTION 9. Action by Consent. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the main office of the Bank addressed to the chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

         SECTION 11. Removal. Any director may be removed, but only for cause, at the special meeting of stockholders by the affirmative vote of at least two-thirds (2/3) in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such director; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         SECTION 12. Vacancies. Any vacancy occurring on the Board of Directors as a result of resignation, removal or death may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill such a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing until the next election of directors by the stockholders.

         SECTION 13. Compensation. The members of the Board of Directors and the
members  of  either   standing  or  special   committees  may  be  allowed  such
compensation as the Board of Directors may determine.

         SECTION 14. Presumption of Assent. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the clerk of the Bank within five days after the date of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 15. Committees. The Board of Directors, by vote of a majority of the directors then in office, shall elect from its number, not less than three members in each case to serve as an Executive Committee. The Board of Directors may also elect a Security Committee, an Audit Committee, or other committees and may delegate thereto some or all of its powers except those which by law, by the Charter, or by these Bylaws may not be delegated. Except as the Board

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of Directors may otherwise determine,  any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to any applicable requirements of law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

         SECTION 16. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting nominees for election as directors. Except in the case of a management nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. Enumeration. The officers of the Bank shall consist of a president, a treasurer, a clerk or secretary and such other officers, including a chairman of the board, one or more vice presidents and such other officers as the Board of Directors may determine as necessary for the management of the Bank.

         SECTION 2. Election. The clerk or secretary shall be elected by the stockholders at their annual meeting or at a special meeting of the stockholders. The president shall be elected by and from the Board of Directors and shall be chairman thereof unless the Board of Directors designates a director in lieu of the president to be chairman. The Board of Directors shall elect the treasurer and such other officers as may be required or permitted by law or these Bylaws. Other officers may be chosen by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

         SECTION 3. Qualification. No officer need be a stockholder. Any two offices may be held by any person. The clerk shall be a resident of the Commonwealth of Massachusetts unless the Bank has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Commissioner of Banks may determine.


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         SECTION 4. Tenure.  Except as otherwise  provided by law by the Charter or by these Bylaws the president and treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. The clerk shall hold office until the next annual meeting of stockholders and until his successor is chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified or for such shorter term as the Board of Directors may fix at the time such
officers  are  chosen.   Any  officer  may  resign  by  delivering  his  written
resignation to the Bank at its main office addressed to the president, clerk or secretary and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Election or appointment of an officer employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with governing law or regulation but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article IV.

         SECTION 5. Removal. The Board of Directors may remove any officer with or without cause by a vote of two-thirds of the entire number of directors then in office; provided however that such removal other than for cause shall be without prejudice to the contract rights if any of the persons involved.

         SECTION 6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 7. Chief Executive Officer. The chief executive officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Bank's business.

         SECTION 8. President and Vice Presidents. The president shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the chief executive officer of the Bank. Unless otherwise provided by the Board of Directors, he shall preside as chairman, when present, at all meetings of stockholders and of the Board of Directors. Any vice president shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         SECTION 9. Treasurer and Assistant Treasurers. The treasurer shall, subject to the direction of the Board of Directors and the Executive Committee, have general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities and valuable documents of the Bank, except as the Board of Directors may otherwise provide. Any assistant treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

         SECTION 10. Clerk and Assistant Clerks. The clerk shall keep a record of the meetings of stockholders and meetings of the Board of Directors. In the absence of the clerk from any meeting of stockholders, an assistant clerk if one be elected, otherwise a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the clerk.

         SECTION 11. Other Powers and Duties. Subject to these Bylaws, each officer of the

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Bank shall have in addition to the duties and powers  specifically  set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.


                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue.

         SECTION 2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Bank by the surrender to the Bank's transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the transfer agent may reasonably require.

         SECTION 3. Record Holders. Except as may be otherwise required by law, by the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Bank of his post office address.

         SECTION 4. Record Date. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.


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         SECTION 5.  Replacement of  Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

         SECTION 6. Issuance of Capital Stocks. The Board of Directors shall have the authority, subject to applicable law, to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

         SECTION 7. Dividends. Subject to applicable law, the Charter and these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on the outstanding shares of its capital stock.


                                   ARTICLE VI
                          CERTAIN OPERATING PROVISIONS

         SECTION 1. Withdrawals. Any notice by a depositor of his intention to withdraw the whole or any part of his deposit or accounts filed with the Bank pursuant to a requirement of notice under applicable provisions of law, shall be null and void if the depositor does not, within twenty-one days after notice from the Bank that funds are available for such withdrawal, withdraw the funds made available for such purpose. Withdrawals may be made by presentation by the depositor, his or her legally appointed representative, or another person, of such instruments, in writing or otherwise, as may be from time to time approved by the Board of Directors.

         SECTION 2. Transfer. Deposits or accounts may be transferred by the owner to one or more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided that such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid as against the Bank until recorded on the books of the Bank.

         SECTION 3. Loans and Investments. Funds of the Bank shall be loaned or invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest, as from time to time may be authorized or approved by the Board of Directors or appropriate officers of the Bank in accordance with applicable provisions of law.

         SECTION 4. Attorneys. The Board of Directors or the president may appoint one or more attorneys to examine titles to property offered as security for loans and to prepare papers of a legal nature required in connection therewith. The Board of Directors or the president may approve the appointment of the same or such other attorneys in general or special matters, as from time to time the board or such officer may deem necessary or advisable.


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         SECTION 5. Execution of  Instruments.  All  conveyances of real estates and all assignments, extensions, discharges and releases in whole or in part of mortgages, and all other instruments to which the Bank may be a party, shall be executed by the president, a vice president, the treasurer or an assistant treasurer or by such other officer or officers as from time to time may be authorized by the Board of Directors.

         SECTION 6. Charges on Overdue Payment. The Board of Directors shall fix the rate of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and shall determine the circumstances under which and the periods in which such charges may be waived by the president, a vice president, the treasurer or other officer authorized by the Board of Directors.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall be the twelve months ending September 30 of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by the Board of Directors.

         SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Bank.

         SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the president, any vice president, the treasurer or any other officer, employee, or agent of the Bank as the Board of Directors may authorize.

         SECTION 4. Indemnification. The Bank shall indemnify each director or officer of the Bank to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative to which he or she is or is threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Bank or of a subsidiary of the Bank, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Bank or by a subsidiary of the Bank, or is or was serving another enterprise in any such capacity at the written request of the Bank. To the extent authorized at any time by the Board of Directors of the Bank, the Bank may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Bank of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section or applicable laws. In no event, however, shall the

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


Bank indemnify any director, officer, or other person hereunder with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Bank. The Bank may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Bank or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Section 4. The provisions of this Section 4 shall be applicable to persons who shall have ceased to be directors or officers of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Bank's authority to indemnify any person pursuant to any contract or otherwise.

         SECTION 5. Voting of Securities. Unless otherwise provided by the Board of Directors, the president, any vice president or the treasurer may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Bank.

         SECTION 6. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Bank. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

         SECTION 7. Bank Records. The original, or attested copies, of the Charter, Bylaws and records of all meetings of the directors or stockholders and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the main office of the Bank, or at an office of its transfer agent, clerk or resident agent.

         SECTION 8. Charter. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

         SECTION 9. Monthly Bank Day. The Monthly Bank Day shall be the last business day of each month. No notice shall be required of the Monthly Bank Day.

         SECTION 10. Amendments. These Bylaws may be altered, amended or repealed as provided in the Charter.

         SECTION 11. Effective Date. These Bylaws shall become effective on the date of the conversion of the Bank to a Massachusetts-chartered stock form co-operative bank.



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